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                                   EXHIBIT 23

                          Independent Auditors' Consent

         We consent to the incorporation by reference in Registration Statements Nos. 333-42079, 333-48197 and 333-87879 of Power-One, Inc. on Form S-8 of our report dated February 18, 2000, except for Note 16, as to which the date is March 31, 2000, appearing in this Annual Report on Form 10-K of Power-One, Inc. for the fiscal year ended December 31, 1999.




Deloitte & Touche LLP
Los Angeles, California
April 3, 2000